Form C

Cover Page

Name of issuer:

Veriglif Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/21/2018

Physical address of issuer:

234 5th Ave, Office 303
New York NY 10001

Website of issuer:

http://www.veriglif.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

60,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $60,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$35,090.00	$0.00
Cash & Cash Equivalents:	$32,247.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$35,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Veriglif Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jonathan Ewert	Board Member	CapZone Impact Investments LLC	2019
Leonard Murphy	Senior Partner	Gen2 Advisory Services, LLC	2018
Lukas Pospichal	Managing Director	NY AMA Communication Services, Inc DBA GreenBook	2018
James Wilson	CEO - Veriglif	NetReflector, Inc.	2018
Henry Cheang	Group CEO	Potentiate Pty Ltd	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Glen Robinson	CFO	2018
Glen Robinson	Treasurer	2018
James Wilson	CEO	2018
James Wilson	President	2018
Henry Cheang	Chairman	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has not yet generated any revenue and requires further funding to complete the full product development. Should the Company be unsuccessful in raising funds, it may have difficulty in completing the development. To minimize this risk, the Company will attempt to raise funds from traditional investors in addition to Wefunder.

The Company itself is in the product development stage and is subject to all the risks incident to the creation and development of a new product. In order to prosper, the success of the Company will depend partly upon the ability to produce a product accepted by the market research industry. To minimize this risk, we have spent over 6 months in discussions, a pilot and design thinking workshops to define the product scope, test part of the hypothesis and to define the business value.

The Company relies on data suppliers to make their data available and distributors to re-sell. Data supplier may also require further approval from their consumers to participate, which may hinder adoption. To minimize this risk, the Company has sought a commitment from 10 companies (known as founding members) that have pre committed to use the network once development is complete. To minimize this risk, the Company is also initially working within the market research ecosystem where there is a long history of rewarding consumers to participate in sharing their data.

Our future success depends on the efforts of a small full-time team. The loss of services of the members of the team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business. This risk is minimized by the fact all critical team members are shareholders with loans in the company. Additionally all shareholders have vesting shares over 5 years

The Company has no known direct competitor, but may face competition from larger organisations with more resources if they decide to copy the product. To minimize this risk, the Company has a provisional patent (that can be converted to a full patent) covering the more critical parts of the product.

Legislation may be introduced that restricts the use of personal data. To minimize this risk, the Company will never store raw personal data and almost all of our data suppliers will have a first-party opted-in relationship with the consumer who is being given incentives to participate.

Henry Cheang is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Glen Robinson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$60,000**

Use of Proceeds: 92.5% Towards Product Development (specifically software development wages to complete the first version, conduct pilot testing, complete the second version and again further pilot testing. The second version will enable revenue)

7.5% Towards Wefunder fees

If we raise: **$1,070,000**

Use of Proceeds: 59.5% Towards Product Development (specifically software development wages to complete the first version, conduct pilot testing, complete the second version and again further pilot testing. The second version will enable revenue)

12% Toward business development

21% Towards Loans

7.5% Towards Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $7,000,000.00 valuation cap; 20.000% discount; 2% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $60,000.00

Valuation Cap: $7,000,000.00

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000 or more.

Interest Rate: Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on or after the "Maturity Date". Interest rate is 2%.

Early-Bird: Investors investing in the first $50,000, will receive a valuation cap of $6,500,000.

Conversion and Repayment

(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of Preferred Stock of the Company ("Preferred Shares") at a conversion price equal to the quotient resulting from dividing $7,000,000 by the number of outstanding shares of equity securities of the Company immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (the "Equity Shares"). A "Change of Control" means: (1) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (2) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (3) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; or (4) the closing of the Company's first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Conversion upon a Qualified Financing. In the event that the Company issues and sells Equity Shares to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than ONE MILLION dollars ($1,000,000) (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a "Qualified Financing"), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Preferred Shares at a conversion price equal to the lesser of (i) the cash price paid per share for Equity Shares by the Investors in the Qualified Financing multiplied by the Discount Rate, and (ii) the quotient resulting from dividing $7,000,000 by the number of outstanding Equity Shares of the Company immediately prior to the Qualified Financing (assuming conversion of all securities convertible into Equity Shares and exercise of all outstanding options and warrants, but excluding the Equity Shares of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). Notwithstanding this paragraph, if the conversion price of the Notes as determined pursuant to this paragraph (the "Conversion Price") is less than the price per share at which Equity Shares are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of Preferred Stock having the identical or similar rights, privileges, preferences and restrictions as the Equity Shares issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of pricebased anti-dilution protection, which will equal the Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors.

(c) Conversion At or After Maturity. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note and any unpaid accrued interest shall, upon the election of the majority of Holders prior to the Maturity Date, either: (i) require the Company to pay the outstanding principal amount of the Note plus any unpaid accrued interest; or (ii) convert the Notes into Preferred Shares at a conversion price equal to the quotient resulting from dividing $7,000,000 by the number of outstanding shares of Equity Shares of the Company as of the Maturity Date.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a shareholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	10,000,000	9,250,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The Company has not yet authorized the Preferred stock which, if converted, the Convertible Note will convert into. Preferred stock does not have voting rights, but does have liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to the lesser of (i) 80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $7,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt). Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the

- market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	James Wilson and ORS
Issue date	12/05/18
Amount	$35,000.00
Outstanding principal plus interest	$35,000.00 as of 04/19/19
Interest rate	0.0% per annum
Maturity date	12/05/20
Current with payments	Yes

The full list of debtors are:

Glen Edward Robinson
Henry Woon Mun Cheang
James Paul Wilson
Jason Paul Buchanan
Leonard Frank Murphy
Lukas Pospichal
Patricio Javier Pagani
Phillip James Denley
Rolfe William Swinton
Say Jin Lim
New York AMA Communication Services Inc.
Potentiate Pty Ltd

Loan

Lender	NY AMA Communication Services, Inc DBA GreenBook
Issue date	01/28/19
Amount	$100,000.00
Outstanding principal plus interest	$94,265.82 as of 04/30/19
Interest rate	0.0% per annum
Maturity date	01/28/21
Current with payments	Yes

Technically this is a line of credit with a zero interest rate.

Loan

Lender	Potentiate Pty Ltd
Issue date	01/28/19
Amount	$200,000.00
Outstanding principal plus interest	$73,443.89 as of 02/28/19
Interest rate	0.0% per annum
Maturity date	01/28/21
Current with payments	Yes

Technically this is a line of credit with a zero interest rate.

Convertible Note

Issue date	01/30/19
Amount	$65,000.00
Interest rate	2.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	01/30/21

If a change of control or initial public offering occurs before any conversion elections are made, the Note is convertible at the option of the investor, in whole, into shares of common stock of the Company at a discount of 40%.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2019	Other	Convertible Note	$65,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	NY AMA Communication Services, Inc DBA GreenBook
Amount Invested	$100,000.00
Transaction type	Loan
Issue date	01/28/19
Outstanding principal plus interest	$94,265.82 as of 04/20/19
Interest rate	0.0% per annum
Maturity date	01/28/21
Relationship	Shareholder

Line of credit with zero Interest

Name	Potentiate Pty Ltd
Amount Invested	$200,000.00
Transaction type	Loan
Issue date	01/28/19
Outstanding principal plus interest	$73,443.89 as of 04/20/19
Interest rate	0.0% per annum
Maturity date	01/28/21
Relationship	Shareholder

Line of credit with zero interest

Name	James Paul Wilson & Ors
Amount Invested	$35,000.00
Transaction type	Loan
Issue date	12/05/18
Outstanding principal plus interest	$35,000.00 as of 04/20/19
Interest rate	0.0% per annum
Maturity date	12/05/20
Relationship	Shareholders

The full list of related parties are:

Glen Edward Robinson
Henry Woon Mun Cheang
James Paul Wilson
Jason Paul Buchanan
Leonard Frank Murphy
Lukas Pospichal
Patricio Javier Pagani
Phillip James Denley
Rolfe William Swinton
Say Jin Lim
New York AMA Communication Services Inc.
Potentiate Pty Ltd

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Veriglif is building a private blockchain, privacy compliant, validated 'network of networks' that allows data owners, buyers and sellers to transact for everyone's benefit. Consumer data allows businesses to create better products and services, so it is highly valuable. This data is often collected and stored in silos due to technical limitations and privacy challenges and the validity of this data is often poor. Consumers are not always fairly compensated for their data every time it is used.

The $76bn market research industry is the first market we are targeting to automate and improve the existing ecosystem of monetizing consumer data. We will then move rapidly into other industries where we already have a strong interest for validated 1st-party data. For example, digital advertising, where our network can power the decision making process behind which online ad to display. Within 5 years we anticipate millions of transactions (and fees) every month within our network.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Veriglif Inc. was incorporated in the State of Delaware in October 2018.

Since then, we have:

- Already raised $330K USD through notes and loans, successful pilot completed, MVP ready in May 2019.
- 10 network partners already committed totaling over 5 million 1st-party consumer relationships.
- 40 percent of the $76bn market research industry falls into our total available market.
- GreenBook has a network of over 90,000 market research professionals globally, and is a major shareholder.
- A team of 11 highly experienced industry professionals who have collectively raised over $60M USD on other projects.
- IBM are already evaluating to include our validated data within their significant Mediaocean operation.

Historical Results of Operations

Our company was organized in October 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $0.
- *Assets.* As of December 31, 2018, the Company had total assets of $35,090, including $32,247 in cash.
- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilties totaled $35,000 for 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $335,000 in debt and $65,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Veriglif Inc. cash in hand is $65,288.99, as of April 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $31,333/month, for an average burn rate of $31,333 per month. Our intent is to be profitable in 12 months. We expect (although cannot guarantee) to begin generating revenue after Version 2 of our product is built in November 2019.

In January we executed $300k in line of credit and raised $65k in a convertible note

Expenses will remain consistent at approx $30k per month over next 3-6 months. We are about to start discussions with traditional funds and family offices in the next 1-2 months - after beta testing of the first version is complete. We have a line of credit (see debt) to cover wages and expenses for next 4 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.veriglif.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Veriglif Convertible Note
Early Bird Veriglif Convertible Note Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Glen Robinson
Henry Cheang
James Wilson
Jonathan Ewert
Leonard Murphy
Lukas Pospichal

Appendix E: Supporting Documents



INVEST IN VERIGLIF

maximum target met

$0
raised of $0 maximum target from 0 investors

Unlocking value for buyers, sellers & creators of personal data globally

Veriglif is building a private blockchain, privacy compliant, validated 'network of networks' that allows data owners, buyers and sellers to transact for everyone's benefit. Consumer data allows businesses to create better products and services, so it is highly valuable. This data is often collected and stored in silos due to technical limitations and privacy challenges and the validity of this data is often poor. Consumers are not always fairly compensated for their data every time it is used.



James Wilson
CEO
My mantra is to simplify, automate and improve everything I work on. I love all things engineering, whether it be business process or technology systems. Founded and nurtured many technology start-ups for over 20 years

$ 100 min

REMIND ME

What you are investing in

Convertible Note

~~$7M~~ **$6.5M** valuation cap

First $50K will invest in a convertible note with a $6.5M valuation cap.

2% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $6.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$1,000+
T-Shirt

$2,000+
IIeX Conference Ticket - valued at $1,495 USD

Why you may want to invest

1. Already raised $330K USD through notes and loans, successful pilot completed, MVP ready in May 2019.
2. 10 network partners already committed totaling over 5 million 1st-party consumer relationships.
3. 40 percent of the $76bn market research industry falls into our total available market.
4. GreenBook has a network of over 90,000 market research professionals globally, and is a major shareholder.

5. A team of 11 highly experienced industry professionals who have collectively raised over $60M USD on other projects.
6. IBM are already evaluating to include our validated data within their significant Mediaocean operation.

Our Ambition

The $76bn market research industry is the first market we are targeting to automate and improve the existing ecosystem of monetizing consumer data. We will then move rapidly into other industries where we already have a strong interest for validated 1st-party data. For example, digital advertising, where our network can power the decision making process behind which online ad to display. Within 5 years we anticipate millions of transactions (and fees) every month within our network.

Veriglif-Investor-v6.pdf

veriglif.com

New York, New York

Why I Like Veriglif

I think Veriglif is completely on the right track in terms of creating a shared business network that has on one end the integrity of the consumer (and the value shared by the consumer) but also the ability to federate in a way that is compliant and fair and transparent for essentially what really matters, which is to improve the outcomes of creating better products... ...on one end [they are] making the data more effective and on the other side [they are] making it more transparent and compliant.



Chad Andrews

IBM GLOBAL SOLUTIONS LEADER, BLOCKCHAIN

THE BUZZ ABOUT VERIGLIF

As an industry, the people who take our surveys and attend our focus groups are our customers. We are getting on board with Veriglif because of their commitment to improving the overall experience for our customers, something that will benefit the entire industry. This can only be a good thing



Brett Watkins

President, L&E Research

In today's white-hot privacy environment, there are a number of companies supporting consumers in their quest to control their personal data. Veriglif is the network that reduces business risk for data controllers and processors, and takes the friction out of the market research supply chain for brands



Jonathan Ewert

Private Equity Operating Partner, CapZone Impact Investments

Datawallet's vision is to enable consumers to create an asset from their data that they can have fine-grained permissioning control over. We are building the tools that allow everyone to derive the value that lies in their data. Joining the Veriglif network brings us closer to achieving this goal, we're excited to be involved at this early stage



Dan Kidd

Chief Revenue Officer

We are all about giving consumers more opportunity to earn decent rewards. With one of Veriglif's goals being to achieve precisely this, we are excited to be on board early



Jason Schubert
President & CEO of Apps That Pay

Datawallet joins the Veriglif Founding Members program

New York: Veriglif Inc is proud to announce Datawallet, a free, all-in-one, digital wallet that empowers users to establish a validated identity, securely source, store and use their data, to the Veriglif Founding Members Program.
April 3, 2019 @ medium.com

L&E Research Secures Veriglif Founding Member Status

New York: With a dedication to high-quality service and access to over 700,000 consumers in the United States, L&E Research has successfully executed thousands of qualitative market research projects for clients. "L&E Research is a great example of
March 21, 2019 @ medium.com

Apps That Pay Joins Veriglif Founding Members Program

New York: Veriglif Inc, as part of its vision to connect the world's consumer data ecosystem in real-time, has announced Apps That Pay has joined its Founding Members Program. With access to over 600,000 consumers around the world, Apps
March 7, 2019 @ medium.com

Jonathan Ewert Joins Veriglif Board of Directors

New York: Veriglif Inc, as part of its vision to connect the world's consumer data ecosystem in real-time, has appointed Jonathan Ewert to the company's Board of Directors.
February 27, 2019 @ mrweb.com

It's a big, hairy, global problem we have in our cross-hairs.

There is already a significant amount of consumer data being generated by a significant number of companies around the world. The appetite for verified, accurate, permission-based consumer data keeps getting bigger. With awareness growing about the value of this data, what is needed is a way for everyone to benefit. Enter Veriglif, a solution that helps people to make more money, reduce compliance risks and improve the efficiency of buying and selling consumer data.

How does Veriglif make money?

Fundamentally, we enable a marketplace for the buying and selling of personal data and the targeting to these same individuals. Just like the financial giants Paypal and Visa, we charge a very small fee (a few cents) on all transactions through our network. And just like the sharing economy giants AirBNB and Uber we do not own the personal data, but work with existing businesses who already have a 1st party relationship with millions of individuals who are rewarded each time their data is sold. With millions of transactions happening around the world everyday, we only need a moderate amount of activity to achieve our goals. Our transaction fee is separate from what is charged by data sellers within the network.

We are half-way through our Roadmap already

In other words, we are almost at the point where we are generating revenue, and have reached our early targets of committed early stage partners.

And just a few more important things...

Veriglif is a B2B company. We don't own direct consumer or buyer relationships, instead we empower everyone in the data ecosystem to create more value and volume within the personal data economy via network effect. The network partners will access the system to initiate transactions based on the rules sellers have set up within the platform. Veriglif's job is simply to inventory those assets and process those rule-based transactions. This is great because we don't have to create the demand, it is already there!

Part of our technology *stack* is IBM's private blockchain solution 'Hyperledger'. This is how we are able to maintain GDPR compliance: the data itself is never housed on the Veriglif network and uses encrypted *hashes* only. Personally Identifiable Information (PII) is all stored on network partner servers, not Veriglif. So, although we have a linked ID for each person that indicates a record has been validated, linked, inventoried and transacted on, we never see or house PII ourselves. 'Smart Contracts' give consumers full control of their datagraph if they want it, and all data is encrypted and stored as a non-hackable *hash* (e.g. jl;sf l;askdjf l;askfja;slfdka;s)

And finally, here's 4 really important things Veriglif does really well!

1. Validate Identity

There is one major factor that will influence the value of all consumer data in the future - that people are who they say they are, for real! When it comes to online identity, it is indeed a murky world tarnished by bots, fraud and multiple profiles. Members of the Veriglif ecosystem are able to make better decisions simply because digital identities can be automatically validated in real-time. This is most definitely a win for everyone!

2. Link Data

Although much has been written lately about how much money some companies are making out of the consumer data they collect and analyze, the thing is that it could be worth even more. By linking data sources in order to develop even deeper understanding of consumer preferences, there is greater surface area of the entire consumer data ecosystem for everyone to enjoy better returns. Given that Veriglif also allows consumers to have greater controls of their own data, this is most definitely a win for everyone!

3. Catalog 'Inventory'

There is no point creating the world's first consumer data ecosystem if it isn't easy to navigate. Network participants will have access to an easy to use catalog of available consumer data to supplement their existing data sources, buy and sell existing research data, and introduce efficiencies that have previously not been available. Yes, another win for everyone.

4. Transact securely

One of the most important features of Veriglif (which just happens to stand for True Picture) is the ability for all network participants to transact with confidence. With privacy legislation like GDPR making transaction and sharing consumer data more and more difficult, it is important for buyers to be able to confirm whether a consumer indeed gave their permission for their data to be used. For this purpose, we are using an enterprise-grade 'Blockchain' technology component from IBM that traces permissions and transactions through the supply chain. It's really important.

Meet the Founders



James Wilson

CEO

My mantra is to simplify, automate and improve everything I work on. I love all things engineering, whether it be business process or technology systems. Founded and nurtured many technology start-ups for over 20 years



Leonard Murphy

Strategy

With almost 20 years of high visibility leadership roles in the Market Research industry Leonard "Lenny" Murphy is widely considered one of the most influential thought leaders and advisers in the world.



Henry Cheang

Chairman

Henry is a serial entrepreneur who has founded, operated and sold over 20 businesses since the 1990's across multiple industries. Henry was named Technology Future Leader in the 2014 Survey Technology Trendsetter Award.



Rolfe Swinton

Advisor / Partnership

Rolfe has been building start ups in the Market Research industry for 24 years.



Jason Buchanan

Advisor

Jason has spent the last 20 years leadership in executive roles in the Market Research industry



Lukas Pospichal

CMO

Lukas has 15 years experience in representing the Market Research trade body globally



Jonathan Ewert

Advisor

As a Partner of multiple Private Equity firms, Jonathan has served in board roles in many sectors



Patricio Pagani

AI / Analytics

Patricio has 20 years experience in AI development in the Market Research industry



Glen Robinson

CFO

A specialist in delivering corporate turnarounds with extensive international experience in private equity and global blue-chip organisations for over 18 years



Phillip James Denley

CTO

Experienced consultant with deep technology and business experience. Phil has led teams to implement numerous systems and has significant software engineering, dev-ops & infrastructure experience spanning over 20 years



Jin Lim

Marketing

Jin has 11 years Product and Marketing experience in the technology sector. Jin strives to bring human centered digital innovation together for business success

Interview

– COLLAPSE ALL

WF: What service does Veriglif actually provide? ^

V: Veriglif is a technology solution that allows various consumer data stakeholders (collectors, sample providers, buyers and consumers) to connect and transact. Veriglif does not directly compete with anyone in the existing research, data and insights ecosystem. We are the *digital connective tissue,* a 'network of networks', that allows consumer data to be verified and exchanged with full permission for mutual benefit of all - most importantly for the consumer.

WF: How is Veriglif GDPR compliant? ^

Veriglif does not store or process any PII (Personally Identifiable Information) data. All network participants continue to own and control their data assets within their own platform. Only they will have access to the raw data. Veriglif will only store pseudonymised identity attributes for the purpose of verification and matching. Veriglif provides a complete lineage of all data assets transacted in the network that may be used by the consumer to request removal of their data from any network participant. Veriglif also supports global consumer opt-outs.

WF: What is a Datagraph? ^

Think of it as an extensive verified permission-based view of consumers at the individual level, matched together from multiple independent sources of data. There is no central database, rather it is a distributed network of existing databases and platforms owned and operated outside the Veriglif network. Each network participant can fully control the amount of data they share and with whom they share it with.

WF: How is Veriglif different from the existing consumer panel models within market research? ^

Veriglif is not creating a new panel or marketplace; it is creating a way for various organisations to participate together for the benefit of the entire ecosystem. Panel companies are invited to be part of the ecosystem, and those who are part of the ecosystem will have new opportunities to further monetise their existing data assets as well as validate and enrich them from other linked sources of data. Veriglif will not have any direct relationship with consumers and relies on its partners to recruit and incentivise the consumers each time their data is transacted.

WF: What is the difference between public and private blockchain? ^

Our solution is based on IBM's enterprise grade permissioned private blockchain (known as Hyperledger Fabric) which is different to the more commonly known public blockchain (such as Bitcoin or Ethereum). Some of these differences include: 1) All network participants are identified and 'known' - there an no anonymous participants 2) Data may be private and only visible to the specified participants 3) There is no public mining to produce the blocks 4) Only those permitted by Veriglif may run a node of the network

WF: Does that mean you can help to enrich first-party databases? ^

Yes, this is a major feature that Veriglif provides. 1st party databases can be enriched from any other linked data within the ecosystem in a permissioned way. There is no need to provide PII to anyone, and Veriglif does not take possession of any PII at any time, from any source.

WF: What is a transaction?

V: A transaction is any data interaction with the network. There are many types of transactions, some have a cost associated with them and some have no additional charge. Examples of transactions include:

- Enrolling an ID on the network
- Verification of an ID
- Querying an ID quality score *sent* by a data owner. It is not possible to query an ID unless permitted by the data owner
- Purchasing data linked to an ID
- Querying external data sets and attributes of an ID

WF: How does a data supplier maintain their competitive advantages?

Veriglif, and all other participants, will not have access to the individual linked data stored within the data owners systems. Veriglif will query the network participants system to provide summarized results such has how many records meet a given criteria, for the purpose of informing a potential buyer. Participants may also prevent searching or purchasing of data by competitors if they wish to do so. There is no way for competitors within the ecosystem to gain an unfair advantage or uncover proprietary knowledge.

WF: How will I know what type of information is available on a consumer?

Each piece of identity information (attributes of a person or entity) is categorised with a standard taxonomy. The actual raw data is hashed and not visible to anyone including Veriglif. However, this will still allow a data buyer to search for and enrich their consumer data with additional attributes as required.

WF: How will you be sure that consumer records match?

V: Prior to hashing (encryption) all records are normalized/standardized for consistency, and optionally broken down into components (e.g. an address is broken into city, state, etc) and alternatives created where possible (e.g. a name without the middle name); these greatly increase the chances of matching. If the hash values match 100% according to the matching rules applied then we can be sure that the records match.

WF: If two or more data suppliers have the same consumer record, can one request additional data from the other?

Yes, Veriglif will enable this type of data enrichment only if each data supplier approves it. Each network participant will be categorized (e.g. research buyer, sample supplier, etc) and permission rules can be set for each category or a specific network participant to prevent a direct competitor from accessing your data.

WF: Who can see details of a transaction?

Only the participants to a transaction can see the transaction details and directly download/view any linked data that is purchased as part of the transaction. The purchased data does not pass through the Veriglif network.

WF: What is a strong identifier?

A strong identifier is an attribute of an identity that is likely to be globally unique and proof that the identity represents a real person. For example, strong identifiers include a social security number or other government identification numbers (licence, passport etc). These will produce a much higher identity score.

WF: What is an identity score?

V: An identity score is a metric that represents the 'strength' of the identity record. The strength is calculated by a weighted sum of all the identity attributes that are a match with an internal or external validated source.

WF: What about third-party identification?

We will also (if requested) conduct third party verification for individual identities. These may vary but could include things like credit reporting agencies, or KYC style check at the high end of the spectrum. We also have a number of network participants who have large lists of pre-verified identities to match against.

WF: What is the cost of using the system?

The exact pricing is still to be determined, but we expect there to be small cost (of a few cents) associated with certain transactions on the network. There are also some implementation costs (post-Pilot) for non-founding members. Either Veriglif can assist our partners with implementation, or the partners in-house IT teams can do that.

WF: How do we know you won't pivot your business model and either start charging more or start dealing directly with consumers?

Veriglif is publicly committed to being the digital connective tissue that brings the world's consumer data ecosystems together. If we were to radically pivot in a way that was considered unfair, the market would simply not tolerate this. It is not in our best interests. Additionally we are actively inviting the industry to take an ownership stake in Veriglif which comes with the advantages of full transparency.

WF: How do you prevent fraud?

V: The key driver of 'fraud' is the inability to verify a person's true identity (if indeed they are a person). Through our revolutionary data matching methodology against external validated sources, Veriglif provides a 'true picture' of a person's identity. This improves targeting capabilities, eliminates duplication, and introduces detailed data traceability.

WF: What about hacking and security? Won't you be a big target for hackers?

We will be ISO 27001 certified. Our system will never store raw data, only hashed (pseudonymised) data. The hash will be computed with military grade and cryptographically secure hash algorithms. Visibility of hashed data is also controlled by permissions; participants can decide what data they want to make available and with whom they make it available.

WF: Can participants restrict the sale of their data to their competitors?

Yes. The private enterprise blockchain technology that we are using (Hyperledger Fabric) requires all participants to be identified and also allows you to choose with whom you transact with. For example, a sample provider may choose to prevent all other sample providers from purchasing their data or they may individually select only those other sample providers that are allowed to purchase their data.

WF: How does Veriglif overcome fraudsters and third-party bad actors?

V: Veriglif will ensure that all participants are identified. This will ensure that no-one can transact anonymously and all operations will be traceable by Veriglif. Additionally the design of the data storage means that we never store PII, only hashed data.

WF: Can you tell me how consumers will be rewarded for the sale of their data? ^

Given the varying complexity of incentives, consumers will continue to be rewarded in the same way they are right now by their data agents (the network participant acting on their behalf). Veriglif will provide the data agents with a real-time transaction log to allow them to pay incentives to consumer each time their data is sold.

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1 The Company has not yet generated any revenue and requires further funding to complete the full product development. Should the Company be unsuccessful in raising funds, it may have difficulty in completing the development. To minimize this risk, the Company will attempt to raise funds from traditional investors in addition to Wefunder.

2 The Company itself is in the product development stage and is subject

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